EXHIBIT 10.2
AMENDED AND RESTATED
PROMISSORY NOTE

$4,200,000.00	Minneapolis, Minnesota
May 8, 2013

FOR VALUE RECEIVED, WSI Industries, Inc., a Minnesota corporation, (the "Borrower") promises to pay to the order of BMO Harris Bank N.A., a national banking association, or any future holder hereof ("Lender"), the principal sum of Four Million Two Hundred Thousand and no/100 Dollars ($4,200,000.00), advanced pursuant to that certain Loan Agreement between Borrower and Lender of even date herewith ("Loan Agreement"), together with interest accruing from and after the date hereof on the unpaid principal balance from time to time outstanding at the interest rate set forth herein.  Principal and interest due hereunder shall be paid in immediately available funds as follows:

1.            Payment.

(a)           Interest Rate.  The Interest Rate applicable to this Note shall be a fixed rate of interest of Two and eight hundred forty-three/one-thousands percent (2.843%) per annum (the "Note Rate").  The Note Rate is not necessarily the lowest rate charged by Lender on loans at any given time.  Under no circumstances will the Note Rate be more than the maximum rate allowed by applicable law.

(b)           Time of Payments.  Principal and interest shall be payable in consecutive monthly installments in the amount of Twenty-two Thousand Nine Hundred Sixty-four and thirty-nine/one hundredths Dollars ($22,964.39) on the eighth (8th) day of each month beginning on June 8, 2013.

2.           Application of Payments.   Unless otherwise determined by Lender in its sole discretion, all payments shall be applied first to interest, second to principal then due, third to late charges (including any Default Rate Margin as defined below), if any, and fourth to any escrow required under the Loan Documents, with the balance to be applied to principal then owing, provided however, that if any advance made by the Lender as the result of a default on the part of the Borrower under the terms of this Note or any instrument securing this Note is not repaid on demand, any monies received, at the option of the Lender, may first be applied to repay such advances, plus interest thereon at an interest rate equal to the sum of the Note Rate plus the Default Rate Margin, and the balance, if any, shall be applied in accordance with the provisions hereof.  Any application of principal hereunder shall not reduce the periodic amounts due and payable as provided in this Note.

3.           Interest Calculation.  Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note shall be computed using this method.  If any payment received is less than the amount of interest due through the effective date of receipt of such payment, Lender reserves the right to add any such deficiency to principal.

4.           Payment Location.  If Lender does not require automatic withdrawal of payments from Borrower's account as provided herein, all payments of principal and interest due hereunder shall be paid to Lender at 50 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402, Attention:  Kevin D. Rohrer, or to such other person or at such other address as Lender may from time to time direct.

5.           Maturity Date.  The entire outstanding balance of principal, if not sooner paid, together with all accrued interest thereon, shall be due and payable on May 8, 2018.

6.           Security Documents.  In order to secure the principal of and interest due on this Note, an Amended and Restated Real Estate Mortgage, Security Agreement and Financing Statement ("Mortgage") and an Assignment of Leases and Rents "Assignment") of even date herewith have been executed by Borrower in favor of Lender (collectively, all of the foregoing, together with any and all other documents now or hereafter securing the Loan evidenced by this Note (the "Loan"), as any of the same may be amended, extended, restated or otherwise modified from time to time are referred to herein as the "Security Documents").  The Security Documents encumber certain real property and related improvements situated in Wright County, State of Minnesota (the "Property").  The terms, covenants, conditions and agreements contained in said Security Documents, as well as all other Loan Documents defined in that certain Loan Agreement by and between Borrower and Lender of even date hereof (the "Loan Agreement"), including but not limited to the certain Guaranties referred to in paragraph 7., below, are hereby made a part hereof to the same extent and effect as if the same were fully set forth herein.

7.           Loan Agreement.  The terms, covenants, conditions and agreements contained in the Note, the Mortgage, the Assignment and all other Loan Documents defined in that certain Loan Agreement (the "Loan Agreement") by and between Borrower, WSI Rochester, Inc. and WSI Industries, Co. ("Guarantors") and Lender of even date hereof, including but not limited to those certain Guaranties executed by Guarantors pursuant to which Guarantors agreed to guarantee Borrower's obligations under this Note and the other Loan Documents, are hereby made a part hereof to the same extent and effect as if the same were fully set forth herein.

8.           Prepayment.  This Note may be prepaid in whole or in part, in any amount at any time and from time to time upon payment of the applicable Lender Make-Whole Amount set forth below.  All such prepayments shall be made upon not less than 30 bank business days prior notice to Lender and shall be accompanied by accrued interest on the amount prepaid through the date fixed for prepayment.  All such prepayments shall be applied to the several installments due hereon in the inverse order of their maturities.  If Borrower prepays any principal amount of the loan evidenced by this Note before its scheduled due date (whether as the result of acceleration, voluntary prepayment, or otherwise), Borrower hereby promises to pay to Lender a funding indemnity equal to the applicable Lender Make-Whole Amount.  For purposes hereof, "Lender Make-Whole Amount" means, in connection with the prepayment of any portion of the loan evidenced by this Note, whether by acceleration or otherwise, the amount determined by the Lender, equal to the difference, if any (but not below zero), between (i) the discounted cash flow of the installments of principal that have been prepaid together with interest scheduled to accrue thereon as determined as of the date of the prepayment, minus (ii) the aggregate principal amount of the loan evidenced by this Note that has been prepaid. In determining the discounted cash flow, the discount rate to be applied shall be the U.S. Treasury Rate with a maturity similar to the weighted average life of the principal amount of the loan evidenced by this Note which is being prepaid.  The discounted cash flow shall be calculated in accordance with accepted financial practice and on the same periodic basis as payments on the loan evidenced by this Note is payable. For purposes of this definition, "U.S. Treasury Rate" shall be determined by reference to the yields for U.S. Treasury Notes as indicated (currently on page "678" thereof) on the Telerate Access Service for actively traded U.S. Treasury Notes at approximately 10:00 A.M. (New York City time) on the bank business day preceding such date of prepayment or, if such yield shall not be reported as of such time or the yields reported as of such time are not ascertainable, then the "U.S. Treasury Rate" shall be determined by reference to the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two bank business days prior to such date of prepayment and which shall be the most recent weekly average yield on actively traded U.S. Treasury Notes adjusted to a constant maturity equal to the remaining weighted average life of the outstanding principal amount of the loan evidenced by this Note which is being prepaid. The Borrower hereby acknowledges and agrees that the Lender Make-Whole Amount due hereunder is secured by the collateral securing this Note.

9.             [RESERVED].

10.           Default.  A default under this Note shall occur if:

(a)           there is a default in payment of any installment of principal and/or interest due hereunder or any payments due pursuant to the Loan Documents; or

(b)           there is a default in the performance by Borrower, any Guarantor or any grantor of a mortgage, deed of trust, or other security in connection with this Note of any of the terms, conditions or provisions contained herein other than those identified in subsection (a) above, or contained in the Loan Documents (including, but not limited to, the Events of Default set forth in the Loan Agreement), or contained in any document executed and/or delivered by Borrower, any Guarantor, or any other individual or entity affiliated with Borrower and/or any Guarantor in connection herewith, or contained in any other agreement between Borrower and/or any Guarantor and Lender or between Borrower and/or any Guarantor and any other creditor; or

(c)           Borrower or any Guarantor:

(i)	becomes insolvent or takes any action which constitutes an admission of inability to pay its debts as they mature;

(ii)	makes an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets;

(iii)	becomes the subject of an "order for relief" within the meaning of the United States Bankruptcy Code;

(iv)	files a petition in bankruptcy, or for reorganization, or to effect a plan or other arrangement with creditors;

(v)	is adjudged a bankrupt;

(vi)	files an answer to a creditor's petition, admitting the material allegations thereof, for an adjudication of bankruptcy or for reorganization or to effect a plan or other arrangement with creditors;

(vii)	applies to a court for the appointment of a receiver or a custodian for any of its assets or proceedings;

(viii)	has filed against it an involuntary petition pursuant to the United States Bankruptcy Code;

(ix)
has a receiver, trustee, custodian, liquidator or like officer appointed to take custody, control or possession of any property subject to any lien, encumbrance or security interest securing payment of this Note;

(x)	is dissolved or ceases to continue its business as a going concern;

(xi)
has filed against any collateral securing this Note any foreclosure or forfeiture proceedings, whether by judicial proceedings, self-help, repossession or otherwise, by any creditor of Borrower or any governmental entity;

(xii)
has filed against it a judgment which is not satisfied or "bonded over" within thirty (30) days after the entry thereof; or has issued against it any attachments or garnishments or the filing of any lien which is not discharged or "bonded over" within thirty (30) days after such issuance or filing; or

(d)           any representation, certification or warranty made or provided by or on behalf of Borrower or any Guarantor to induce Lender to extend credit to Borrower hereunder, made or provided in the Loan Documents or made or provided in any document delivered to Lender in conjunction with this transaction is at anytime false, misleading or inaccurate, in any material respect; or

(e)           upon the occurrence of a default under any of the Loan Documents (including, but not limited to, the Events of Default set forth in the Loan Agreement), a default under any agreement executed in connection with an interest rate swap or similar transaction between Borrower and Lender, or upon the occurrence of a default under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Loan Documents; or

(f)            a material adverse change occurs in Borrower's or any Guarantor's financial condition, or Lender believes the prospect of payment or performance of this Note or the Guaranty is impaired, or Lender in good faith believes itself to be insecure;

(g)           Borrower or any Guarantor shall be in default under any other agreement with Lender or with any other creditor (whether in connection with the Loan or otherwise) and any required notice shall have been given and any time in which to cure the default shall have elapsed.  For purposes of this Section, the term "Like-Owned Affiliates" shall mean any Affiliate of Borrower that has the same ultimate owner(s), whether directly or indirectly, as Borrower as of the date of any such default.  For purposes of this Section, the term "Affiliate" shall mean any person or entity that controls, is controlled by, or is under common control with, Borrower as of the date of any such default.

If Borrower fails to pay any installment of principal and/or interest when due or fails to make any other payments when due under this Note or the Loan Documents (including, but not limited to, any payments of real estate taxes or insurance required to be paid by Borrower), or if Borrower or any Guarantor fails to perform any other obligation under this Note or the Loan Documents or if Borrower, any of its Like-Owned Affiliates or any Guarantor shall otherwise be in default under this Note or the Loan Documents, and such failure is not cured within the cure period, if any, provided in this Section, then such failure shall constitute an "Event of Default" hereunder.  If any default (other than: (i) a default in payment of principal and/or interest or any other payments required to be made under this Note or the Loan Documents including, but not limited to, any payments of real estate taxes or insurance; or (ii) a default which is an Event of Default under any of the Loan Documents for which a cure period has already been provided for under the applicable document), is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, such default may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within thirty (30) days or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter Borrower continues to diligently pursue such cure and completes all reasonable and necessary steps sufficient to cure such default as soon as reasonably practical.

Upon the occurrence of an Event of Default, the entire unpaid principal balance plus accrued interest shall immediately become due and payable.

Upon the occurrence of an Event of Default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin ("Default Rate Margin") to the Note Rate.  The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no occurrence of an Event of Default.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

11.           Waivers.  Borrower waives and renounces presentment, protest, demand and notice of dishonor and any and all lack of diligence or delay in collection or endorsement hereof, and expressly consents to any extension of time, release of any party liable for this obligation, release of any security which may have been or which may hereafter be granted in connection herewith, or any other indulgence or forbearance which may be made without notice to Borrower and without in any way affecting the liability of Borrower.  In all circumstances, the indebtedness due hereunder shall be repaid without relief from any valuation or appraisement laws, which Borrower hereby waives.

12.           Late Payments.  If any installment of principal and/or interest due under this Note or any payment required under the Loan Documents is not fully paid within ten (10) days after the due date thereof, Borrower shall pay to Lender a late charge equal to five percent (5%) of such installment or payment, to compensate Lender for the extra cost of handling delinquent payments.  Neither the requirement that such late charge be paid, nor the payment of the late charge, will be deemed to be a waiver of a default arising from the late payment.  In addition, Borrower will pay a fee to Lender of Thirty Dollars ($30.00) if Borrower makes a payment on this Note and the check or preauthorized charge with which Borrower pays is later dishonored.

13.           Maximum Interest Rate.  Nothing contained herein nor any transaction related hereto shall be construed or shall so operate either presently or prospectively: (a) to require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate; or (b) to require the payment or the doing of any act contrary to law; but if any clause or provision herein contained shall otherwise so operate to invalidate this Note and/or the transaction related hereto, in whole or in part, then only such clause(s) and provision(s) shall be held for naught as though not contained herein (or if allowed by applicable law, limited to the extent necessary to make such clause(s) or provision(s) enforceable, but then only to the extent such limited or modified enforcement is more beneficial to Lender than having such clause(s) or provision(s) deemed struck) and the remainder of this Note shall remain operative and in full force and effect.

If for any reason interest in excess of the amount as limited in the foregoing paragraph shall have been paid hereunder, whether by reason of acceleration or otherwise, then in that event any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce such principal by the amount of such excess, or if in excess of the then principal indebtedness, such excess shall be refunded.

14.           General Provisions.  The terms of this Note shall be binding upon Borrower, upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.  Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.  The rights and remedies of Lender as provided in this Note or any document securing this Note shall be cumulative and concurrent, and may be pursued singularly, successively or together against Borrower, the property described in the Security Documents or any document securing this Note or any other security for the debt evidenced by this Note, at the discretion of Lender.  If any part of this Note cannot be enforced, this fact will not affect the rest of this Note.  Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless expressly stated in writing, no party who signs this Note, whether as maker, any Guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Loan or release any party or any Guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties agree that Lender may modify this Loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.  In the event of any inconsistencies between this Note and any of the Loan Documents, any loan commitment or term sheet issued by Lender in connection with the making of this Note, or other documents executed in connection with the making of this Note, the terms of this Note shall control.  Capitalized terms used and not defined herein shall have the meanings given to them in the Loan Agreement.

15.           Governing Law.  This Note shall be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Minnesota without regard to conflicts of laws provisions.  This Note has been accepted by Lender in the State of Minnesota.

16.           Attorney's Fees.  Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection, or to defend or enforce any of Lender's rights hereunder or under any document securing this Note, whether or not litigation is commenced, the undersigned shall pay to Lender (subject to any limits under applicable law) Lender's reasonable attorney's fees, together with all court costs and other expenses incurred or paid by Lender in connection therewith.

17.           CHOICE OF VENUE.  BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE OR THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE DISTRICT COURT OF WRIGHT COUNTY, MINNESOTA, OR AT LENDER'S DISCRETION IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA.  BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN SUCH COURT.  BORROWER WAIVES ANY CLAIM THAT WRIGHT COUNTY, MINNESOTA OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.  THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

18.           WAIVER OF JURY TRIAL.  LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

19.           Notices.  Any notice or election required or permitted to be given or served by Lender or Borrower hereunder to the other party shall be given in accordance with the Loan Agreement.

20.           Automatic Payments; Right of Setoff.  Borrower hereby authorizes Lender automatically to deduct from Borrower's account the amount of any payment due under this Note.  If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment.  At any time and for any reasons, Lender may voluntarily terminate such automatic payments.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or other account).  This includes all accounts Borrower holds jointly with a third party and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this Section.

21.           Amended and Restated Note.  This Note amends and restates in its entirety that certain Promissory Note dated May 3, 2004, in the original principal amount of $1,360,000.00, made by Borrower in favor of Excel Bank Minnesota, predecessor in interest to Lender  and is not in payment thereof.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Note as of the date first above written.

BORROWER:

WSI Industries, Inc.

By:
Name:  Paul D. Sheely
Title:  Vice President/Chief Financial Officer

STATE OF MINNESOTA                    )
  ) SS
COUNTY OF                                          )

On this __ day of May, 2013, before me appeared Paul D. Sheely, to me personally known, who, being by me duly sworn, did say that he is the Vice President/Chief Financial Officer of WSI Industries, Inc., a Minnesota corporation, and that said instrument was signed on behalf of said company by its authority, and said person acknowledged said instrument to be the free act and deed of said company.

In Testimony Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name:
Notary Public, State of
My Commission Expires: